PART II AND III

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 1-A

TIER II OFFERING

Cocannco, Inc.

(Exact name of registrant as specified in its charter)

Date: March 5, 2021

Colorado	8742	84-2351885
(State of Other Jurisdiction	(Primary Standard	(IRS Employer
Of Incorporation	Classification Code)	Identification No.)

Richard Thomas (916) 905-1488

rthomas@cocannco.com;

1817 Maryal Drive, Suite 100 Sacramento, CA

Please send copies of all correspondence to our corporate business address: [X]

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED March 5, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Cocannco, Inc.

COCANNCO, INC.

Best Efforts Offering of up to 50,000,000 Shares of Common Stock

This is the initial public offering of securities of Cocannco, Inc., a Colorado corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering 50,000,000 shares of our common stock. The offering is being made on a self- underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Richard Thomas, Evan Clark and Donald Clark (the “Officers”). He will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 50,000,000 shares being offered by the Company. All of the shares being qualified for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Proceeds to Underwriting	Price to Public(1)	Discount and Commissions(2)	Proceeds to Issuer(3)	Other Persons
Per share	$1.00	$0.010	$.99	$0.00
Total Maximum	$50,000,000	$500,000	$49,500,000	$0.00

(1)We do not intend to use commissioned sales agents or underwriters.

(2)The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, which we estimate will be $53,000.00 in the aggregate. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. As part of its relationship with Dalmore, the Company has agreed to pay to Dalmore a fee of $25,000 and a 1% commission on all sales. The $25,000 fee includes a one-time set up fee in the amount of $5,000 for out-of-pocket expenses and a $20,000 consulting fee upon the Company receiving the FINRA No Objection Letter. See “Plan of Distribution” for details.

Currently, our officers and directors own 11,000,000 of our Common Stock and have 100% of the voting power of our outstanding capital stock.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of COCANNCO, INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 7.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is March 5, 2021.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘COCANNCO, INC.,’’ the “Company,’’ ‘‘we,’’, “Cocannco:”, ‘‘us,’’ and ‘‘our,’’ refer to COCANNCO, INC., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending July 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

We were originally incorporated in the State of Colorado on July 11, 2019

Our corporate business address is: 1817 Maryal Drive, Suite 100, Sacramento, CA 95864. Our phone number is (916) 905-1488. Our E-Mail address is info@cocannco.com.

The address of our web site is www.cocannco.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

Cocannco Inc. is a business accelerator focused exclusively on the cannabis space. Our mission is to invest in innovators by providing funding and development to companies that we believe to be the future faces of legal cannabis. We exist to solve the biggest problem we see within the market: cannabis companies’ lack of access to capital.

We actively seek out relationships with proven cannabis companies ready to scale and then help them achieve their ambitions. Our portfolio will be made up of companies that already have proven profit models and potential for scalability. We are committed to accelerating the success of the companies we invest in, and in turn, increasing our shareholder value.

Our Company has contracted Plexus Media, a data-driven investor marketing firm specializing in generating awareness and attracting potential retail investors in the cannabis sector, to assist our fundraising and media campaigns.

Currently we are under agreement, subject to successful due diligence and closing, to acquire 100% of TotaLeaf Inc., a start-up incubator licensed to manufacture and distribute cannabis in California. TotaLeaf’s model allows cannabis entrepreneurs to overcome the high-costs and expensive licensing requirements normally needed to enter the cannabis manufacturing market. Successful brands can then rapidly scale using TotaLeaf’s distribution services.

We also will pursue a joint venture to develop an easy-to-use B2B online software platform that aggregates the buying power of independent cannabis operators. The software will operate as an order processing platform and allow small and medium-sized cannabis companies to access products and supplies at prices typically not available to them.

The Company may also engage in partnerships. joint ventures, acquisitions, mergers, and takeovers (“Strategic Relationships”). Certain Strategic Relationship may result in significant changes in the corporate structure of the Company or the issuance of potentially dilutive warrants, options or convertible notes. In addition, these Strategic Relationships may result in the Company acquiring royalties, leases, revenue sharing agreements, licenses, or minority shareholdings. Strategic Relationships may result in revenue that is taxable to the Company as income and could result in increased reserves for taxes.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date, we have had no revenues. The Company has not generated any revenues since inception and sustained an accumulated net loss of ($150,644.75) for the period from inception to July 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 50,000,000 shares for offering to the public. We are offering these shares at a price per share of $1.00. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

50,000,000 shares of common stock at a price of $1.00 per share. Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share

We will sell the shares at price per share of $1.00.

Number of shares of common stock outstanding before the offering of common stock

11,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock

61,000,000 common shares will be issued and outstanding if we sell all the shares we are offering herein.

The minimum number of shares to be sold in this offering

None.

Best efforts offering: We are offering shares on a “best efforts” basis through Dalmore Group, member FINRA and SIPC https://www.dalmorefg.com/). .If the Company is making the offering, the language “Officers and Director will offer the shares on a “best efforts” basis and will not receive any discounts or commissions for selling the shares. All subscription information including Anti-Money Laundering compliance will be provided by and submitted to DealMaker (https://dealmaker.tech/). There is no minimum number of shares that must be sold in order to close this offering.

Market for the common shares: Our common stock is not listed for trading on any exchange or automated quotation system. There can be no assurance that any market for our common stock or any of our other securities will ever develop.

Use of Proceeds

We intend to use the net proceeds to us for working capital.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 50,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions: All subscriptions once accepted by us are irrevocable.

Risk Factors: See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment: Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

RISK FACTORS

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Related to our Business

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date, we have generated no revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of please update for the period from inception to July 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

This offering is being conducted by the Company without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; the Company will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

We are not currently profitable and may not become profitable.

We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock.

We must raise approximately $1,500,000 of the $50,000,000 offered in this offering unless we begin to generate enough revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

We are a new company with a limited operating history, and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed to carry out the activities described in this offering circular and thus have only a limited operating history upon which an evaluation of our business can be made. We have limited business operations.

Accordingly, our future revenue and operating results are difficult to forecast. As of the date of this Offering Circular, we have earned no revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Our officers and directors control our company and may unilaterally make decisions regarding corporate transactions that are contrary to investor interests.

Our officers and directors currently own 100% of our outstanding voting securities. If less than $11 million is raised in this offering, our executive officers and directors will continue to control our company. Our officers and directors have the ability to control the voting power of our outstanding capital stock. Investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our officers and directors, or their successors. Management will have the ability to make decisions regarding: (i) changing the business without shareholder notice or consent, (ii) make changes to the articles of incorporation whether to issue additional common and preferred stock, including themselves, (iii) make employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

As a result, our officers and directors will have control of the Company and be able to choose all our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse their discretion in executing our business affairs, as their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Adverse developments that develop in the global economy restricting the credit markets may materially and negatively impact our business.

Though current global economic conditions appear stable and it has been several years from the last downturn in the world’s major economies which constrained the credit markets, we must be aware that similar events could occur quickly and could heighten a number of material risks to our business, cash flows, and financial condition, as well as our future prospects. Any such current or future issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, any current or future volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. Should a credit crisis develop in other countries, for example, which could create concerns over any number of economic indicators, it could increase volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise sufficient capital from this offering.

Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from operations our inability to secure long-term service contract with the utilities that benefit from the installed technology; the level of commercial acceptance of our technology; fluctuations in the demand for our technology; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our officers and directors, any one of their departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on any of our officers and directors.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to manage our future growth, our business could be harmed, and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Competitors may enter this sector with superior infrastructure and backing, infringing on our customer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse effect upon our business and the results of our operations.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products and services will attract potential buyers, generate any operating revenue, or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

Due to Federal Laws on the Cannabis Industry the Company Operations May Cease.

In addition to all the risks previously mentioned there are specific risks the Company may face as a cannabis related business. The Federal Government has deemed the cannabis or marijuana industry to be illegal. Although the Federal Government has not up until this date enforced Federal Laws related to marijuana in those states that have legalized it, there is a possibility that a change could occur within the Federal Government and federal enforcement of the laws could begin. That would lead to significant negative occurrence for our business. We could lose all our prospective customers and suppliers and leave the Company with little or no source of revenue and customers. Further, the IRS could deem the Company to be subject to rule 280e which prevents marijuana businesses from deducting certain business expenses related to operating a cannabis business. This could have a significant impact on our taxable income and prevent us from achieving profitability and meeting our financial projections.

In the U.S., the cannabis and hemp industries are highly regulated and subject to significant government oversight. As of the time of this filing, thirty-five (35) states and Washington D.C., Guam, Puerto Rico and the U.S. Virgin Islands have legalized medical cannabis, and fifteen (15) states, and three territories have legalized cannabis for recreational purposes or "adult-use." However, at the federal level, cannabis remains a Schedule I drug under the Controlled Substances Act of 1970 (the "CSA"). As a result, medical and adult use cannabis-related practices or activities, including without limitation, the importation, possession, use, cultivation, manufacture, sale, or distribution of cannabis, remain illegal under U.S. federal law.

Notably, cannabidiol ("CBD"), can be extracted and isolated from both hemp plants and cannabis plants. Hemp, like cannabis, is a varietal of the plant Cannabis sativa L., however, it contains only trace amounts of tetrahydrocannabinol ("THC"), the cannabinoid responsible for the cannabis plant's intoxicating effects, and does not share the same federally illegal status in the U.S. as cannabis. Through a combination of state legislation, Section 7606 of the Agricultural Act of 2014 (the "2014 Farm Bill"), and the Agriculture Improvement Act of 2018 (the "2018 Farm Bill"), the vast majority of U.S. states have either developed or are in the process of developing regulated hemp programs governing a variety of hemp-related activities. The 2014 Farm Bill was limited in scope as it gave authority only for state research pilot programs that met certain conditions, while the passage of the 2018 Farm Bill established a robust framework for commercial hemp production in the US and removed hemp from the CSA. Most significantly, the 2018 Farm Bill amended the CSA to exclude hemp - inclusive of all derivatives, extracts, and cannabinoids containing not more than 0.3% THC - from the federal definition of "marihuana," and also explicitly created an exemption from the CSA for THC found in hemp.

In addition, the 2018 Farm Bill amended the Agricultural Marketing Act of 1946 to categorize hemp as an agricultural commodity under the regulatory purview of the United States Department of Agriculture ("USDA") in coordination with state departments of agriculture or tribal governments that elect to have primary regulatory authority over the production of hemp in their borders. The 2018 Farm Bill permits U.S. states and Indian Tribes to adopt their own regulatory plans governing hemp production, even if more restrictive than federal regulations, so long as the plans meet minimum federal standards and are approved by the USDA. On October 31, 2019, the USDA issued an interim final rule ("IFR") to implement the 2018 Farm Bill. The IFR governs the commercial production of hemp and provides the framework for U.S. states and Indian Tribes to begin implementation of commercial hemp production programs. The IFR is effective through November 1, 2021, after which it will be replaced by the USDA's final rule governing commercial production of hemp in the U.S.

The U.S. Food and Drug Administration (FDA) has, to date, not approved any marketing application for cannabis for the treatment of any disease or condition and has approved one cannabis-derived drug product "Epidiolex" (cannabidiol) and three cannabis-related drug products, Marinol (THC), Syndros (THC) and Cesamet (nabilone).

Risks Related to This Offering

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, no public trading market existed for our securities. There can be no assurance that a public trading market for our common stock will develop or that a public trading market, if developed, will be sustained. Because there is none and may be no public market for our stock, we may not be able to secure future equity financing which would have a material adverse effect on our company. Furthermore, when and if our common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our securities available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $1.00. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if a market develops in our securities.

We have 475,000,000 authorized shares of common stock, of which 11,000,000 shares are currently issued and outstanding and 61,000,000 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 475,000,000 shares of common stock. Upon completion of this offering, we will have approximately 61,000,000 shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 414,000,000 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Preferred Shareholders have inordinate voting rights as compared to Common Shareholders.

At present there are no preferred shareholders. In the Company Articles Preferred Shareholders are granted five (5) votes for each share and may be converted into five (5) common shares. Although no decision has been made when or whether to issue any preferred shares, preferred shares are authorized for the use by the Board to potentially issue to any significant investors (individuals or organizations) willing to invest who are interested in our platform and to give those investors preferential treatment in the event of the liquidation of the company and to potentially be used to reward management for successful implementation of our business plan. The Management and Board of Directors may also elect to use Preferred Shares to maintain control of the Company and its operations.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33- 8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

DILUTION

The price of the current offering is fixed a $1.00 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors which was $0.019.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

We intend to sell 50,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 50,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	11,000,000	18.03%	$11,000	0.04%	$0.019
Purchasers of Shares	50,000,000	81.97%	$50,000,000	99.96%	$0.98
Total	61,000,000	100%	$50,011,000	100%	$.8266

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us (If all 50 million shares are sold and the full $50 million is raised), the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of July 31, 2020. Totals may vary due to rounding.

.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$1.00	$1.00	$1.00	$1.00
Net tangible book value at July 31, 2020	$0.00008	$0.00008	$0.00008	$0.00008
Net tangible book value after giving effect to the offering	$0.532	$0.694	$0.773	$0.820
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.532	$0.694	$0.773	$0.820
Per Share Dilution to New Investors	$0.47	$0.31	$0.23	$0.18
Percent Dilution to New Investors	46.80%	30.55%	22.68%	18.03%

DETERMINATION OF OFFERING PRICE

The offering price of the common stock is not fixed and has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or if developed, it will continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this offering, but not for underwriting or placement agent services. As part of its relationship with Dalmore, the Company has agreed to pay to Dalmore a fee of $25,000 and a 1% commission on all sales. The $25,000 fee includes a one-time set up fee in the amount of $5,000 for out-of-pocket expenses and a $20,000 consulting fee upon the Company receiving the FINRA No Objection Letter. The Company has 11,000,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 50,000,000 shares of its common stock for sale at $1.00 per share.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this amended offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Officers of the Company are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. the Officers will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The Officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive the proceeds from the sale of the 50,000,000 shares being offered less fees and commissions due to Dalmore. The Company’s shares will be sold to purchasers by Dalmore all shares sold under this offering circular will be sold at a fixed price of $1.00 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $350,000 plus any fees due to Dalmore.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must complete all forms including an Anti-Money Laundering questionnaire provided by DealMaker Solutions, Inc., (“DealMaker”) 141 Bathurst St, Toronto, ON M5V 2R2, Canada. All documentation will be maintained by DealMaker and an investor will be required to follow the third-party procedures in order to successfully subscribe to this offering. www.dealmaker.tech for additional information. The minimum investment for subscription is $250.00.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest but with a $100 deduction for processing fees due to DealMaker. Subscriptions for securities will be accepted or rejected with letter by mail, or by email with a delivery and read receipt within 48 hours after we receive them.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering;

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding our company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000,000 as anticipated.

Use of Proceeds - Next 12 Months

If 50,000,000 shares (100%) sold

Planned Actions	Estimated Cost to Complete
Offering costs (Dalmore)	$533,000
Salary for current or future employees	$2,000,000
Costs associated with identified projects	$7,500,000
Costs for future projects	$23,467,000
Marketing and distribution costs[1]	$11,000,000
General operating capital	$5,500,000
TOTAL	$50,000,000

If 37,500,000 shares (75%) sold

Planned Actions	Estimated Cost to Complete
Offering costs (Dalmore)	$408,000
Salary for current or future employees	$2,000,000
Costs associated with identified projects	$7,500,000
Costs for future projects	$14,592,000
Marketing and distribution costs[1]	$9,000,000
General operating capital	$4,000,000
TOTAL	$37,500,000

If 25,000,000 shares (50%) sold

Planned Actions	Estimated Cost to Complete
Offering costs (Dalmore)	$283,000
Salary for current or future employees	$2,000,000
Costs associated with identified projects	$7,500,000
Costs for future projects	$6,717,000
Marketing and distribution costs[1]	$6,000,000
General operating capital	$2,500,000
TOTAL	$25,000,000

If 12,500,000 shares (25%) sold

Planned Actions	Estimated Cost to Complete
Offering costs (Dalmore)	$158,000
Salary for current or future employees	$1,000,000
Costs associated with identified projects	$1,000,000
Costs for future projects	$6,300,000
Marketing and distribution costs[1]	$3,042,000
General operating capital	$1,000,000
TOTAL	$12,500,000

(1)Costs for Plexus Marketing and DealMaker Investor Portal are in Marketing and distribution costs

Notes:

1.Development cost related “Future projects” include the same as those listed in Note 1 with the additional expense of travel to potential members and suppliers as well as additional software related developments.

2.“Marketing and distribution costs” includes, but is not limited to, preparation of printed materials, digital marketing, webinars, travel to meet with potential investors/buyers, etc. Initially the print and digital marketing work will be outsourced, but the Company may elect to hire a full-time marketing director.

3.“Identified Projects” include but are not limited to the complete development and testing of our software platform, identifying the specific rules to be used in eligibility testing for individual members, adding to the rules-based portion of our platform for the multiple states we anticipate growing in to ensure compliance with state laws in each individual state. Final development of the user interface and branding we will be using and fundraising.

ITEM 7: DESCRIPTION OF BUSINESS OUR COMPANY

We were originally incorporated in the State of Colorado on July 11, 2019

Our corporate business address is: 1817 Maryal Drive, Suite 100, Sacramento, CA 95864. Our phone number is (916) 905-1488. Our E-Mail address is info@cocannco.com.

The address of our web site is www.cocannco.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

Cocannco Inc. is a business accelerator focused exclusively on the cannabis space. Our mission is to invest in innovators by providing funding and development to companies that we believe to be the future faces of legal cannabis. We exist to solve the biggest problem we see within the market: cannabis companies’ lack of access to capital.

We actively seek out relationships with proven cannabis companies ready to scale and then help them achieve their ambitions. Our portfolio will be made up of companies that already have proven profit models and potential for scalability. We are committed to accelerating the success of the companies we invest in, and in turn, increasing our shareholder value.

Our Company has contracted Plexus Media, a data-driven investor marketing firm specializing in generating awareness and attracting potential retail investors in the cannabis sector, to assist our fundraising and media campaigns.

Currently we are under agreement, subject to successful due diligence, to acquire 100% of TotaLeaf Inc., a start-up incubator licensed to manufacture and distribute cannabis in California. TotaLeaf’s model allows cannabis entrepreneurs to overcome the high-costs and expensive licensing requirements normally needed to enter the cannabis manufacturing market. Successful brands can then rapidly scale using TotaLeaf’s distribution services.

We also will pursue a joint venture to develop an easy-to-use B2B online software platform that aggregates the buying power of independent cannabis operators. The software will operate as an order processing platform and allow small and medium-sized cannabis companies to access products and supplies at prices typically not available to them.

The Company may also engage in partnerships. joint ventures, acquisitions, mergers, and takeovers (“Strategic Relationships”). Certain Strategic Relationship may result in significant changes in the corporate structure of the Company or the issuance of potentially dilutive warrants, options or convertible notes. In addition, these Strategic Relationships may result in the Company acquiring royalties, leases, revenue sharing agreements, licenses, or minority shareholdings. Strategic Relationships may result in revenue that is taxable to the Company as income and could result in increased reserves for taxes.

Our Target Market

As of November 2020, cannabis is legal in 35 states and in D.C. for medical and/or recreational purposes—or both. The legal cannabis industry is now growing at an increasingly rapid pace. Industry studies indicate the market is likely to exceed an annual volume in excess of $30 Billion in the next 4 years and upwards of $75 Billion by 2030. (Sources: Marijuana Business Daily 7th Annual Marijuana Factbook, Bank of America analyst Christopher Carey, Cowen analyst Vivien Azur). Other forecasters project the North American legal cannabis market size should reach $104.9 Billion by 2027. (Source: North America Legal Marijuana Market Size, Share & Trends Analysis Report By Product Type, By Marijuana Type, By Medical Use, By Region And Segment Forecasts, 2020 - 2027 by Grand View Research)

In early-adopter states like Colorado, Oregon, Washington, and California the industry is still dominated by small operators. These companies face almost no competition yet from dominant national brands because of the strict regulatory environment and the complexity of legally recruiting large capital investments. Companies with a scalable business model that access funding early have an opportunity to become dominant market leaders in an expanding and maturing industry.

Our company will recruit and target only scalable cannabis companies looking to become sector leaders in the legal cannabis market. We’ll provide access to new investment capital and expert professional oversight in exchange for stock in their company.

Our Products and Services

Our team of industry veterans will guide our portfolio companies and give them access to resources that will help them scale and achieve expanded profitability, as well as add a level of professionalism and credibility that’s often missing in the industry. We’ll advise on cannabis compliance, banking, and legislation as they grow and lead future capital investment campaigns.

Our Operational Plan

We will build a unique brand, story, website, and marketing materials for investor recruitment and establish a comprehensive investor relations plan. We will establish contracts and agreements with veteran investor marketing and investor relations firms that specialize in cannabis industry funding and compliance. We will immediately recruit two companies to pilot our accelerator program and establish Letter of Intent agreements with their ownership.

In 2021 we will publicly announce our company branding, accelerator program, and investment opportunities. We’ll announce our Letter of Intent agreements and begin our Reg A investor marketing push. We’ll use funds raised to invest in expansion projects for companies in our accelerator portfolio and growth of our investor marketing campaigns. We’ll also announce plans for our B2B software platform.

We’ll then guide, advise, and support our portfolio with compliance oversight, financial projections, and growth strategies. While managing our current investment and their growth we’ll return to recruiting new scalable companies that will help diversify our portfolio. We’ll prepare new rounds of public investment for our current and future portfolio members and grow with their success.

Our Competitive Advantages

We believe our team’s ability to recruit and vet top cannabis companies looking to scale and our legal access to millions of dollars in potential capital annually give us a large competitive advantage.

Until recently, cannabis businesses, from dispensaries to farms, were limited to operating solely on cash transactions due to strict regulations. Furthermore, most cannabis businesses don't have access to debt or equity to invest in their business and scale. Cannabis companies need professional support to expand operations professionally and access capital for growth.

Public and private accelerators are an obvious solution to the market’s need to mature and we believe being one of the first public accelerators we’ll command attention and recruit even stronger companies to our portfolio.

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development of our business plan.

Intellectual Property

We do not currently hold rights to any intellectual property rights.

Research and Development

Since our inception to the date of this Offering Circular, we have spent $0 on research and development activities.

Reports to Security Holders

After the completion of this Tier II, Regulation A offering, we will become subject to the information and periodic reporting requirements of the Form 1A filers. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website at: http://www.sec.report/cgi-bin/browse-edgar?company=vortex+brands&owner=exclude&action=getcompany. We will furnish the following reports, statements, and tax information to each stockholder:

1. Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, like the ongoing reporting obligation faced by issuers, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s, website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company may in the future file a Form 8-A and elect to come under the Exchange Act and it’s reporting requirements, but there is no assurance the Company will elect to do so.

2. Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on July 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

Governing Law, and Venue

This Agreement shall be construed in accordance with, and governed by, the laws of the District Court of the 2nd Judicial District of the State of Colorado for any claim as to which the District Court District Court of the 2nd Judicial District of the State of Colorado has jurisdiction. Unless any claim as to which the District Court District Court of the 2nd Judicial District of the State of Colorado determines there is an indispensable party not subject to the jurisdiction of the District Court of the 2nd Judicial District of the State of Colorado (and the indispensable party does not consent to the personal jurisdiction of the District Court District Court of the 2nd Judicial District of the State of Colorado within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the District Court District Court of the 2nd Judicial District of the State of Colorado, or for which the District Court District Court of the 2nd Judicial District of the State of Colorado does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large, accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Going Concern

Our auditors have expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ITEM 8: DESCRIPTION OF PROPERTY

The main office, located at, 1817 Maryal Drive, Suite 100, Sacramento, CA 95864, is under a month-to-month rental agreement.

ITEM 9: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

Cocannco Inc. is a business accelerator focused exclusively on the cannabis space. Our mission is to invest in innovators by providing funding and development to companies that we believe to be the future faces of legal cannabis. We exist to solve the biggest problem we see within the market: cannabis companies’ lack of access to capital.

We actively seek out relationships with proven cannabis companies ready to scale and then help them achieve their ambitions. Our portfolio will be made up of companies that already have proven profit models and potential for scalability. We are committed to accelerating the success of the companies we invest in, and in turn, increasing our shareholder value.

Our Company has contracted Plexus Media, a data-driven investor marketing firm specializing in generating awareness and attracting potential retail investors in the cannabis sector, to assist our fundraising and media campaigns.

Currently we are under agreement, subject to successful due diligence, to acquire 100% of TotaLeaf Inc., a start-up incubator licensed to manufacture and distribute cannabis in California. TotaLeaf’s model allows cannabis entrepreneurs to overcome the high-costs and expensive licensing requirements normally needed to enter the cannabis manufacturing market. Successful brands can then rapidly scale using TotaLeaf’s distribution services.

The Company may also engage in partnerships. joint ventures, acquisitions, mergers, and takeovers (“Strategic Relationships”). Certain Strategic Relationship may result in significant changes in the corporate structure of the Company or the issuance of potentially dilutive warrants, options or convertible notes. In addition, these Strategic Relationships may result in the Company acquiring royalties, leases, revenue sharing agreements, licenses, or minority shareholdings. Strategic Relationships may result in revenue that is taxable to the Company as income and could result in increased reserves for taxes.

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining and implementing our business plan.

During the period from inception July 1, 2018 through July 31, 2020 we did not generate any income. We incurred total operating expenses of $ $148,516.75 consisting of Consulting Fees of $59,481.49, Insurance of $35,846.45, Professional Fees of $32,453.33, Advertising & Promotion of $8,420.76, Travel Expense of $7,497.94, Dues & Subscriptions of $2,733.51, Miscellaneous Expense of $1,540.42, Bank Service Charges of $444.00,Office Supplies of $51.38 and Meals and Entertainment of $ 47.47 Our net loss for the period was $148,516.75.

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $150,644.75 for the period from inception to July 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officers have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Plan of Operation

The Company has established the following milestones for projected business:

Plan of Operation

The Company has established the following milestones for projected business:

1.Qualification of its filing through the six-month mark:

•Raise approximately $2.5M in equity capital through the Reg A Offering.

•Subject to successful due diligence and closing, finish Phase 2 build-out at TotaLeaf facility to include Non-storefront Retail Delivery service.

•Subject to successful due diligence and closing, TotaLeaf to sign 5 new brand partner clients on annual manufacturing and distribution supply chain services contracts; Expand footprint of existing clients.

•Subject to successful due diligence and closing, TotaLeaf to generate approximately $280K in revenues.

•Incur expenses of up to $300K on general and administrative, including but not limited to, salaries, rent, facilities, security, legal and other professional services.

•Spend $350K in marketing, attracting new potential target firms/investors, and promoting company brands.

•Identify future target firms.

2.Six to Twelve months:

•Raise an additional $10.0M in equity capital through the Reg A Offering.

•Subject to successful due diligence and closing, TotaLeaf to sign 7 new brand partner clients on annual manufacturing and distribution supply chain services contracts; Expand footprint of existing clients.

•Subject to successful due diligence and closing, TotaLeaf to generate approximately $770K in revenues.

•Subject to successful due diligence and closing, TotaLeaf to launch direct delivery service in greater Sacramento market.

•Incur expenses of up to $600K on general and administrative, including but not limited to, salaries, rent, facilities, security, legal and other professional services.

•Spend $1.4M in marketing, attracting new potential target firms/investors, and promoting company brands.

•Conduct due diligence and on-board approved target firms for joint venture/acquisition(s).

3.Twelve to Eighteen months:

•Assist, monitor, and manage investments in new joint venture/acquisition firms.

•Subject to successful due diligence and closing, TotaLeaf to sign 10 new brand partner clients on annual manufacturing and distribution supply chain services contracts; Expand footprint of existing clients.

•Subject to successful due diligence and closing, TotaLeaf to generate approximately $750K in revenues.

•Incur expenses of up to $600K on general and administrative, including but not limited to, salaries, rent, facilities, security, legal and other professional services.

•Spend $400K in marketing, attracting new potential target firms/investors, and promoting company brands.

•Identify new areas of expansion.

4.Eighteen to Twenty-Four months:

•Assist, monitor, and manage investments in new joint venture/acquisition firms.

•Subject to successful due diligence and closing, TotaLeaf to acquire additional 10,000 square feet in facilities: Build-out expanded manufacturing and distribution spaces.

•Subject to successful due diligence and closing, TotaLeaf to sign 15 new brand partner clients on annual manufacturing and distribution supply chain services contracts; Expand footprint of existing clients.

•Subject to successful due diligence and closing, TotaLeaf to expand direct delivery service to Bay Area market.

•Subject to successful due diligence and closing, TotaLeaf to generate approximately $1.35M in revenues.

•Incur expenses of up to $700K on general and administrative, including but not limited to, salaries, rent, facilities, security, legal and other professional services.

•Spend $400K in marketing, attracting new potential target firms/investors, and promoting company brands.

•Identify new areas of expansion.

These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers. There may some fluctuation due to real estate market pressures, competition for potential properties, and the varying regulatory environment in various states.

The Company has established a minimum annual operating budget of $1,500,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the Company cannot raise $1,500,000 in this offering or through profits within 12 months, it will cease to operate.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly manufacturing costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company has established a minimum annual operating budget of $1,500,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the Company cannot raise $1,500,000 in this offering or through profits within 12 months, it will cease to operate.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the period ended July 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

ITEM 10: DIRECTIORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Hours/Week
Richard Thomas	CEO, Director		12-1-2020 to Present	Full-time
Donald Clark	COO, Director		12-1-2020 to Present	Full-time
Evan Clark	Treasurer, Secretary,		12-1-2020 to Present	As required

(1)All addresses shall be c/o the company

Richard “Rich” Thomas, Chief Executive Officer, Director

Rich Thomas is an accomplished facilitator, investor, and executive with over 20 years of corporate management experience. Since 2015 Thomas has served as the CEO at Green Cures & Botanical Distribution, Inc. Previously, from 2010-2015, President of Opulent Imports, from 2007-2009 Thomas served as Product Area Manager for Monster Cable Products Inc. and from 2003-2006 Thomas lead a team in the development and launch of the Beat By Dre. product line. He also has served from 1997-2004 as a Trainer, Trader, Compliance Specialist, and Escalation Liason at Charles Schwab.

Donald Clark – Chief Operating Officer, Director

Donald Clark is a mortgage banking and finance expert with over 45 years of experience in commercial and residential mortgages, lending compliance and private lender licensing. Since 2020 Clark has served as the President and CEO of Clearly California Products. From 2008 – 2020, Director of New Business for LYC Financial Group, and from 1994 – 2008, the Sales Manager of Amcap Mortgage.

Evan Clark, Treasurer, Secretary, Director

Evan Clark is a social entrepreneur and humanist public speaker. Since 2013, Clark has served as the Founder & Creative Director of Spectrum Experience LLC, he has also served as the Executive Director of Atheists United since 2019, since 2011 Clark has served as Chair of the Secular Student Alliance Board of Directors, and Co-host of the Humanist Experience podcast. Previously, in 2014 Clark served as Outreach Director for the James Woods for Congress campaign and from 2010-2011 he served as Student Body President at California Lutheran University.

Corporate Governance

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of five individuals, one of them being our executive officer and another one of them being our financial officer with our final two as directors. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have two independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our directors plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our board and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

ITEM 11: COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Capacities in which Compensation was

Name (1)	Received (2)	Cash Compensation 2019	Cash Compensation 2020	Other Compensation	Total Compensation
Richard Thomas	CEO/Director	-	-	-	-
Donald Clark	COO/Director	-	-	-	-
Evan Clark	Secretary/Treasurer, Director	-	-	-	-
Donald Bosch	President, Director	[1]	-	-	-

The Company has in its budget: 1. A salary of $120,000 for the CEO, CFO and COO and $42,000 for the Secretary/Treasurer.

[1] Doanld Bosch departed the Company on November 2, 2020.

ITEM 12: SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of December 15, 2020 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•Each of our Directors and the named Executive Officers;

•All our Directors and Executive Officers as a group; and

•Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock

•All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 11,000,000 shares of common stock outstanding as of September 30, 2020. Unless otherwise noted below, the address of each person listed on the table is c/o COCANNCO, INC.

Common Shares Beneficially Owned Prior to Offering

Name and Position of Beneficial Owner	Number	Percent
Richard Thomas	3,300,000	30%
Opulent International LLC	3,600,000	32.7273%
Evan Clark	300,000	2.727%
Wyndgate Holdings LLC	3,300,000	30%
Total	11,000,000	100%

Common Shares Beneficially Owned After the Offering

ITEM 13: INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS RELATED PARTY TRANSACTIONS

The Company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•Election of the Board of Directors

•Removal of any Directors

•Amendments to the Company’s Articles of Incorporation or bylaws;

•Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

ITEM 14: SECURITIES BEING OFFERED

We are offering 50,000,000 common shares. We have authorized capital stock consisting of 475,000,000 shares of common stock, $0.001 par value per share. As of the date of this filing, we have 11,000,000 shares of Common Stock, issued and outstanding.

At present there are no preferred shareholders. Although no decision has been made when or whether to issue any preferred shares, preferred shares are authorized for the use by the Board to potentially issue to any significant investors (individuals or organizations) willing to invest who are interested in our platform and to give those investors preferential treatment in the event of the liquidation of the company and to potentially be used to reward management for successful implementation of our business plan. The Management and Board of Directors may also elect to use Preferred Shares to maintain control of the Company and its operations.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

The Company has authorized 25 million shares of preferred stock with 15 million in a Series A with each share carrying 5 voting rights per share and convertible into 5 shares of common stock. The remaining 10 million shares are undesignated as to a series with each share carrying 5 voting rights per share and convertible into 5 shares of common stock. There are no shares of preferred stock issued and outstanding at this time.

Options and Warrants

None.

Legal Matters

The validity of the securities offered by this Offering Circular has been passed upon for us by Morris Legal Corp.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

COCANNCO, INC. CO. TABLE OF CONTENTS

To the Board of Directors Cocannco, Inc.

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Cocannco, Inc. which comprise the Balance Sheets as of July 31, 2020 and for the period from inception (July 11, 2019) through July 31, 2019, and the related statements of Operations, Changes in Stockholder’s Equity, and Cash Flows for the periods then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not generated any revenues since inception and sustained an accumulated net loss of $150,645 for the period from inception to July 31, 2020. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. My opinion is not modified with respect to this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cocannco, Inc. as of July 31, 2020 and the period from inception (July 11, 2019) through July 31, 2019, and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ AJ Robbins

AJ Robbins, CPA, LLC

Denver, Colorado

Balance Sheet

Cocannco, Inc

July 31, 2020 and 2019

	7/31/2020	7/31/2019
Assets
Total Cash and Bank	$781	$72,872
Total Other Current Assets	140	-
Total Assets	921	72,872

Commitment and Contingencies

Equity
Common Stock	1,000	1,000
Additional paid in capital	150,566	74,000
Total Retained Earnings (Deficit)	(150,645)	(2,128)
Total Equity	$921	$72,872

(See accompanying notes to these financial statements)

Statements of Operations

Cocannco, Inc

For the year ended July 31, 2020 the period from inception (July 11, 2019) through July 31, 2019

	For the year ended	For the period from inception to
	7/31/2020	7/31/2019
Total Income	$-	$-

Total Cost of Goods Sold	-	-

Gross Profit	-	-

Operating Expenses
Advertising & Promotion	8,421	-
Bank Service Charges	444	15
Consulting Fee	59,481	-
Dues & Subscriptions	2,734	-
Insurance - Other	35,846	-
Meals and Entertainment	47	-
Office Supplies	51	113
Professional Fees	32,453	-
Travel Expense	7,498	-
Miscellaneous Expense	1,540	-
Repairs & Maintenance	-	2,000
Total Operating Expenses	148,517	2,128

Net Income (Loss)	$(148,517)	$(2,128)

Average Shares Outstanding	10,000,000	10,000,000

Net Loss Per Common Share	$(0.01)	$(0.00)

(See accompanying notes to these financial statements)

Statements of Stockholders' Equity

Cocannco, Inc

July 31, 2020 and 2019

	Common Stock
	Shares	Amount	Additional Paid-in-capital	Retained Earnings	Total Stockholders' Equity
Inception 7/11/2019	-	-	-	-	-
Issuance of shares	10,000,000	$1,000	$74,000	$-	$75,000
Net Income	-	-	-	(2,128)	(2,128)

Stockholders' Equity July 31, 2019	10,000,000	$1,000	$74,000	$(2,128)	$72,872

Owner's Contributions	-	-	76,566	-	76,566
Net Income	-	-	-	(148,517)	(148,517)

Stockholders' Equity July 31, 2020	10,000,000	$1,000	$150,566	$(150,645)	$921

Statements of Cash flows

Cocannco, Inc

For the year ended July 31, 2020 and the period from inception (July 11, 2019) through July 31, 2019

	For the year ended	For the period from inception through
	7/31/2020	7/31/2019
Operating Activities
Net Loss for the period	$(148,657)	$(2,128)
Prepaid Expense	140	-
Net cash from financing activities	(148,517)	(2,128)

Financing Activities
Owner Contribution	76,566	74,000
Issuance of common stock	-	1,000
Net Cash from Financing Activities	76,566	75,000

OVERVIEW
Starting Balance	72,872	-
Gross Cash Inflow	76,566	75,000
Gross Cash Outflow	(148,657)	(2,128)
Net Cash Change	(72,091)	72,872
Ending Balance	$781	$72,872

(See accompanying notes to these financial statements)

Cocannco, Inc.

NOTES TO FINANCIAL STATEMENTS

For year ended July 31st, 2020 and the period from inception (July 11, 2019) through July 31, 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Cocannco Inc. (the “Company”) was incorporated in the State of Colorado on July 11, 2019. The Company is a startup company in the process of building an e-commerce platform for buyers and sellers, as well as other business projects, relating to the legal cannabis industry in the US.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in bank only.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) and Accounting Standards Codification (“ASC”) Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers (“ASC 340-40”), (collectively, “Topic 606”). As at the year-end July 31, 2020, the company remains in accordance with Topic 606. ASU 2014-09 requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations and recognition of revenue as the entity satisfies the performance obligations. The Company implemented ASU 2014-09 for the annual reporting period as of July 31, 2020, which resulted in no changes to our financial statements as there is no revenue reported in the year presented.

Earnings Per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings (loss) per share (“EPS”) is computed by dividing net profit/loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. The number of common shares that are exercisable or converted into common stock is not material to effect diluted EPS results.

Further, since the Company showed a loss for the period presented, basic and diluted loss per share are the same for the period.

Cocannco, Inc.

NOTES TO FINANCIAL STATEMENTS

For year ended July 31st, 2020 and the period from inception (July 11, 2019) through July 31, 2019

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of July 31, 2020 and 2019, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Year End

The company’s year-end remains July 31st for accounting purposes.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $(150,645) for the period from inception to July 31, 2020. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

Management plans to raise significant capital through investors to capitalize its business plan.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cocannco, Inc.

NOTES TO FINANCIAL STATEMENTS

For year ended July 31st, 2020 and the period from inception (July 11, 2019) through July 31, 2019

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended July 31, 2020 to the Company’s effective tax rate is as follows:

Income tax benefit at statutory rate	$31,189
Change in valuation allowance	-
Income tax benefit per books	$31,189

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets for the period ended July 31, 2020 are as follows:

Net Operating Loss	$31,635
Valuation Allowance	(31,635)
Net deferred tax asset	$-

The Company has approximately $(150,645) of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – COMMITMENT AND CONTINGENCIES

On January 6th 2020, the company entered into an undocumented arrangement with Ms. Genifer Murray to serve as President, which was then approved by the board. Ms. Genifer Murray parted ways with the company three months after the said agreement. Also, the Company ended its month-to-month lease agreement in Englewood, CO and is seeking new office space.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has an active consulting agreement with a minority shareholder, which paid out $40,000 for the year ended July 31, 2020.

NOTE 7 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 475,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

The Company has authorized 25M (25,000,000) shares of Preferred Stock with 15M (15,000,000) in a Series A with each share carrying 5 voting rights and convertible into 5 shares of Common Stock. There are no Preferred Shares issued and outstanding at this time.

During the accounting period, the company ownership contributed $76,566 for business expense purposes not capitalized in exchange for common shares. There are currently 10,000,000 shares issued and outstanding.

Cocannco, Inc.

NOTES TO FINANCIAL STATEMENTS

For year ended July 31st, 2020 and the period from inception (July 11, 2019) through July 31, 2019

NOTE 8 – SUBSEQUENT EVENTS

A new ownership group bought the company which became official on the 2nd of November 2020 and appointed their directors as follow:

Rich Thomas – President, CEO, Director

Donald Clark - Chief Operating Officer (COO), Director

Evan Clark – Secretary, Treasurer, Director

The former Officers and Directors that resigned on the 2nd of November 2020 are namely:

Donald Bosch – CEO, Director.

Richard Pfeffer – COO, Director.

Subsequent to the acquisition of the company by new ownership, the outstanding shares were increased to 11,000,000 shares. Advances from shareholders for the period was agreed to be exchanged for common shares, on the official date of acquisition. This settles the Current Liabilities amount shown in the balance sheet.